EXHIBIT 10.55

                                                                EXECUTION COPY

                    THIRD AMENDMENT dated as of March 29, 2002 (this
               "AMENDMENT"), to the Credit Agreement dated as of September 28, 2000, as amended and restated as of April 11, 2001, and amended by the First Amendment dated as of October 31, 2001 and the Second Amendment dated as of December 14, 2001 (the "CREDIT AGREEMENT"), among CoreComm Limited (the "PARENT"), CoreComm Holdco, Inc. ("CCI"), CoreComm Communications, Inc. (the "BORROWER"), the lenders party thereto, and JPMorgan Chase Bank, as administrative agent and collateral agent (in such capacity, the "AGENT").

          WHEREAS, CCI has made the "Exchange Offers", as defined in the Form S-4 filed by CCI on February 8, 2002 (the "EXCHANGE OFFERS");

          WHEREAS, the Parent, CCI and the Borrower have requested that the Required Lenders (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to such term in the Credit Agreement, as amended hereby) approve amendments to certain provisions of the Credit Agreement to take into account the effects of the Exchange Offers, should they occur; and

          WHEREAS, the undersigned Required Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such amendments to the Credit Agreement.

          NOW, THEREFORE, in consideration of these premises, the parties hereto hereby agree as follows:

          1. AMENDMENTS TO THE CREDIT AGREEMENT EFFECTIVE AS OF THIRD AMENDMENT EFFECTIVE DATE. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in their proper alphabetical order in
Section 1.01, each such definition to replace the existing definition in its entirety in Section 1.01 where such definitions exist:

          "BORROWER" means CoreComm Communications, Inc., a Delaware corporation.

          "CAPITAL EXPENDITURES" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of CCI, the Parent, the Borrower and the other Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of CCI for such period prepared in accordance with GAAP and (b) the amount of Capital Lease Obligations incurred by CCI, the Parent, the Borrower and the other Restricted Subsidiaries during such period.

          "CCI" means CoreComm Holdco, Inc., a Delaware corporation.

          "EXCHANGE OFFER EFFECTIVE DATE" means the date on which the Exchange Offers shall have been completed in the manner described in the Exchange Offers.

          "EXCHANGE OFFERS" has the meaning assigned to that term in the Form S-4 filed by CCI on February 8, 2002, as amended.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit and other than any Permitted Exchanged Indebtedness or any Scheduled Indebtedness), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent, the Borrower and the other Restricted Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent, the Borrower or any other Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent, the Borrower or such other Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time (or is required to pay, if such Hedging Agreement has been terminated).

          "RESTRICTED PAYMENT" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in CCI, the Parent, the Borrower or any other Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of (i) any Equity Interests in CCI, the Parent, the Borrower or any other Subsidiary or (ii) any option, warrant or other right to acquire any such Equity Interests in CCI, the Parent, the Borrower or any other Subsidiary or (b) any payment under a Synthetic Purchase Agreement.

          "RESTRICTED SUBSIDIARY" means (i) each subsidiary of CCI or the Parent on the Third Amendment Effective Date, including the Borrower and, on and after the Exchange Offer Effective Date, the Parent, (ii) each subsidiary of CCI or the Parent organized or acquired after the date hereof that has not been designated an Unrestricted Subsidiary in accordance with the provisions of
Section 6.24 and (iii) prior to the Exchange Offer Effective Date, CCI, in each case except to the extent that such Person is disposed of in accordance with
Section 6.07. Notwithstanding anything to the contrary in this definition, the Parent shall at all times be deemed to be a Restricted Subsidiary for the purposes of Section 5.01(b) through (j) of this Agreement.

          "THIRD AMENDMENT EFFECTIVE DATE" has the meaning assigned to such term in the Third Amendment dated as of March 29, 2002.

          (b) Section 1.01 of the Credit Agreement is hereby amended by inserting the term "CCI, " immediately before each occurrence of the phrase "the Parent" in each of the following definitions, except as otherwise provided:

          (i)     "CONSOLIDATED CASH INTEREST EXPENSE";

          (ii)    "CONSOLIDATED FIXED CHARGES";

          (iii)   "CONSOLIDATED NET INCOME";

          (iv)    "CONSOLIDATED SERVICE REVENUE";

          (v)     "DERIVATIVES COUNTERPARTY";

          (vi)    "ENVIRONMENTAL LIABILITY";

          (vii)   "EXCESS CASH FLOW", paragraphs (c), (d) and (g);

          (viii)  "FUNDED DEBT";

          (ix)    "LICENSE SUBSIDIARY"

          (x)     "LMDS BUSINESS";

          (xi)    "LOAN PARTIES";

          (xii)   "MATERIAL ADVERSE EFFECT";

          (xiii)  "NET WORKING CAPITAL";

          (xiv)   "ON-NET ACCESS LINES";

          (xv)    "PERMITTED BUSINESS ACQUISITION", other than paragraph (f);

          (xvi)   "PERMITTED ENCUMBRANCES", paragraphs (f), (h) and (i);

          (xvii)  "PLAN";

          (xviii) "PREPAYMENT EVENT", paragraphs (a), (b), (c) and (d);

          (xix)   "RESTRICTED INDEBTEDNESS";

          (xx)    "SCHEDULED INDEBTEDNESS";

          (xxi)   "SECURED DEBT";

          (xxii)  "SYNTHETIC PURCHASE AGREEMENT";

          (xxiii) "TOTAL DEBT"; and

          (xxiv)  "UNRESTRICTED SUBSIDIARY".

          (c) The definition of "AFFILIATE" in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end of such definition the following sentence:

          "The Parent and its subsidiaries shall at all times be deemed to be Affiliates of CCI and its subsidiaries."

          (d) The definition of "GAAP" in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase ", as modified by Section 1.04 hereof" immediately after the phrase "United States of America".

          (e) The definition of "SUBSIDIARY" in Section 1.01 of the Credit Agreement is hereby amended by inserting at the end of such definition the following sentence:

          "Each of CCI and its subsidiaries shall be deemed to be subsidiaries of the Parent at all times prior to the Exchange Offer Effective Date."

          (f) The definition of "SUBSIDIARY" in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase "or CCI" immediately after the phrase "the Parent".

          (g) Each of the following sections of the Credit Agreement is hereby amended by replacing each occurrence of the phrase "the Parent" with "CCI" in each such section:

          (i)   Section 5.01; and

          (ii)  Section 6.09, paragraph (a)(i), (iii) and (iv).

          (h) Each of the following sections of the Credit Agreement is hereby amended by inserting the term "CCI, " immediately before each occurrence of the phrase "the Parent" in each such section, except as otherwise provided:

          (i) Section 2.10(c);

          (ii)  Section 3.04(b);

          (iii) Section 3.05(a), (b), (c) and (d);

          (iv)  Section 3.12(b);

          (v)   Section 6.02(iii), (v), and (ix);

          (vi) Section 6.06, other than in the proviso to paragraph (d) and in the final proviso of Section 6.06; and

          (vii) Section 8, third paragraph, clause (c).

          (i) Section 1.04 of the Credit Agreement is hereby by adding at the end thereof the following sentence:

          "At all times prior to the Exchange Offer Effective Date, all computations to be made in accordance with GAAP (other than in Section 5.01(a) hereof) shall be made as if the Parent and its subsidiaries were consolidated subsidiaries of CCI."

          (j) Section 6.09(a)(ii) of the Credit Agreement is hereby amended by deleting the words "and CCI" after "other than the Borrower.

          2. AMENDMENTS TO THE CREDIT AGREEMENT EFFECTIVE AS OF EXCHANGE OFFER EFFECTIVE DATE. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in their proper alphabetical order in
Section 1.01, each such definition to replace the existing definition in its entirety in Section 1.01 where such definitions exist:

                    "CONVERSION PROCEEDS" means an amount deemed for purposes hereof to have been received by (i) the Parent, in respect of any period ending on or before December 28, 2001 or (ii) CCI, in respect of any period ending thereafter, at the time of conversion of any convertible debt securities (other than New Convertible Notes) or preferred stock (other than Non-Cash Pay Preferred Stock) of CCI or the Parent into common stock or Non-Cash Pay Preferred Stock of CCI or the Parent equal to the principal amount (or Imputed Principal Amount, as applicable) of such debt securities or preferred stock so converted.

                    "EQUITY PROCEEDS" means the cash Net Proceeds received by by
          (i) the Parent, in respect of any period ending on or before December 28, 2001 or (ii) CCI, in respect of any period ending thereafter, from the issuance and sale of common stock of the Parent or CCI or Non-Cash Pay Preferred Stock of the Parent or CCI.

                    "NEW PREFERRED STOCK" means any preferred stock of CCI issued after the Third Amendment Effective Date that would qualify as Non-Cash Pay Preferred Stock except for (i) any requirement that cash dividends accrue in respect of periods after the third anniversary of the Effective Date and (ii) any provision permitting conversion into, or exchange for, Permitted Parent Indebtedness or other New Preferred Stock.

                    "PERMITTED PARENT INDEBTEDNESS" means unsecured senior or subordinated Indebtedness of (x) CCI or (y) in respect of unsecured senior or subordinated Indebtedness issued or incurred by the Parent prior to the Third Amendment Effective Date, the Parent that (a) is not Guaranteed by the Borrower or any Restricted Subsidiary, (b) does not mature or amortize or require any payment of principal, and is not subject to any sinking fund requirement, prior to March 22, 2009 (other than pursuant to a prepayment obligation), (c) is not convertible into or exchangeable into any Indebtedness or Equity Interests other than a Permitted Parent Financing, PROVIDED however that, the New Convertible Notes may be convertible into Equity Interests in a Subsidiary so long as (i) if such Subsidiary is a Restricted Subsidiary, (A) the holders of such resulting Equity Interests enter into a consent agreement reasonably satisfactory to the Collateral Agent in which such holders acknowledge and consent to such Subsidiary's Guarantee of the Indebtedness hereunder and its grant of security interests under the Loan Documents to secure the Obligations and (B) the Required Lenders consent thereto and the terms of this Agreement (including, without limitation, the Financial Covenants and the definitions applicable thereto) are amended to account for the existence of minority equity interests held by non-Loan Parties in such Subsidiary, (ii) if such Subsidiary is an Unrestricted Subsidiary, the Required Lenders shall otherwise consent if any related transactions with respect to such Subsidiary are not permitted pursuant to this Agreement or the other Loan Documents and
          (iii) the requisite lenders under the Senior Unsecured Facility shall also consent thereto (if necessary pursuant to the terms of the commitment under, or the definitive documentation for, such facility),
          (d) either requires no cash interest payments or provides for a pre-funded cash interest reserve sufficient to cover all interest payments, in each case for the period of three years commencing on the Effective Date, and (e) in the case of subordinated debt, contains subordination terms reasonably satisfactory to the Administrative Agent.

                    "SPECIAL PURPOSE SUBSIDIARY FUNDING AGREEMENT" means an agreement among CCI, the Borrower and each License Subsidiary, in form and substance satisfactory to the Administrative Agent, pursuant to which (a) such License Subsidiary agrees to provide to the Borrower and the other Restricted Subsidiaries the benefit of the use of such License Subsidiary's assets, (b) CCI and the Borrower jointly and severally agree to pay to such License Subsidiary an amount equal to all liabilities of such License Subsidiary as and when such liabilities become due and payable (less any amounts contributed at such time to the equity of such License Subsidiary to fund such liabilities), (c) CCI and the Borrower agree to cause all contractual obligations of such License Subsidiary to be performed and all laws and regulations applicable to such License Subsidiary to be complied with and (d) CCI, the Borrower and such License Subsidiary agree to the assignment by each of its rights thereunder to the Collateral Agent for the benefit of the Secured Parties.

          (b) Section 1.01 of the Credit Agreement is hereby amended by replacing each occurrence of the phrase "the Parent" with "CCI" in each of the following definitions:

          (i)    "ACTIVE ACCESS LINES";

          (ii)   "CHANGE OF CONTROL", paragraph (c) only;

          (iii)  "COLLATERAL AND GUARANTEE REQUIREMENT", paragraphs (a)(i) and
                 (c);

          (iv)   "LEVERAGE RATIO";

          (v)    "LICENSE SUBSIDIARY";

          (vi)   "MATERIAL INDEBTEDNESS";

          (vii)  "NET PROCEEDS";

          (viii) "NON-CASH PAY PREFERRED STOCK"; and

          (ix)   "PERMITTED PARENT FINANCING".

          (c) Each reference in the Credit Agreement to "the Parent" that (i) is not otherwise addressed by any specific amendment contained herein (whether by the addition of a reference to "CCI", "or CCI" or "and CCI" to a phrase including or consisting of "the Parent", or otherwise), (ii) does not refer to the Parent in its capacity as the issuer of any Indebtedness or Equity Interest issued on or before the Third Amendment Effective Date or as the recipient of the proceeds of the issue thereof, (iii) does not refer to joint rights or obligations of CCI and the Parent (whether together or amongst others) and (iv) does not refer to the Parent as party to an agreement, instrument or other document already in effect (except to the extent that the Parent's obligations thereunder shall have been assumed by CCI), is hereby replaced with a reference to "CCI". The parties also agree that a reference in any Loan Document to the Parent taking any ministerial or administrative action for or on behalf of the Borrower or any other Subsidiary shall be satisfied by CCI taking such same action.

          (d) The definition of "CONTRIBUTED CAPITAL" in Section 1.01 of the Credit Agreement is hereby amended by replacing each occurrence of the phrase "December 14, 2001" with the phrase "December 28, 2001".

          (e) Section 3.12(a) of the Credit Agreement is hereby amended by replacing the last sentence thereof in its entirety with the following:

          "Schedule 3.12 sets forth the name of, and the ownership interest of the Parent, CCI and the Borrower in each Subsidiary of CCI and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Exchange Offer Effective Date."

          (f) Section 3.13 of the Credit Agreement is hereby amended by replacing the last sentence thereof in its entirety with the following:

          "CCI believes that the insurance maintained by or on behalf of CCI, the Parent, the Borrower and the other Restricted Subsidiaries is adequate. All premiums in respect of any such insurance have been paid to the extent due."

          (g) Section 3.16(b) of the Credit Agreement is hereby replaced in its entirety with the following:

                    "(b) To the knowledge of CCI, there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings of or before the FCC, affecting it, the Parent, the Borrower or any other Restricted Subsidiary which could reasonably be expected to have a Material Adverse Effect."

          (h) Section 3.16(c) of the Credit Agreement is hereby amended by inserting the phrase "CCI or " immediately before the first occurrence therein of the phrase "the Parent".

          (i) Section 5.11 of the Credit Agreement is hereby amended by inserting immediately after the phrase "its Restricted Subsidiaries" the parenthetical "(other than the Parent and its subsidiaries)".

          (j) Section 6.05(a) of the Credit Agreement is hereby replaced in its entirety with the following:

                    "SECTION 6.05. FUNDAMENTAL CHANGES. (a) The Parent, CCI and the Borrower will not, nor will they permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person (other than the Borrower or any Restricted Subsidiary) may merge into or amalgamate or consolidate with CCI in a transaction in which CCI is the surviving corporation, (ii) any Person (other than CCI) may merge into or amalgamate or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation and continues to be organized under the laws of the United States or a state thereof and no Change of Control results, (iii) any Person may merge into or amalgamate or consolidate with any Restricted Subsidiary in a transaction in which the surviving entity is a Wholly Owned Restricted Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iv) any Subsidiary (other than the Borrower) may liquidate or dissolve if CCI determines in good faith that such liquidation or dissolution is in the best interests of CCI and is not materially disadvantageous to the Lenders; PROVIDED that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06."

          (k) Section 6.06 of the Credit Agreement is hereby amended by replacing each reference in the final proviso thereof to "the Parent" with a reference to "CCI", and by replacing the phrase "CCI, Fiberstream, Billing and Wireless" with the phrase "the Borrower".

          (l) Section 9.02(b) of the Credit Agreement is hereby amended by deleting each reference therein to "the Parent,".

          (m) Schedule 3.12 of the Credit Agreement is hereby replaced in its entirety by the Schedule 3.12 that will be provided by CCI to the Administrative Agent on or before the Exchange Offer Effective Date (and CCI agrees to provide such Schedule on or prior to such date in a form acceptable to the Administrative Agent).

          3. NO OTHER AMENDMENTS OR WAIVERS; CONFIRMATION. Except as expressly amended hereby, the provisions of the Credit Agreement and each other Loan Document are and shall remain in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

          4. REPRESENTATIONS AND WARRANTIES. Each Loan Party hereby represents and warrants to the Agent and the Lenders that, as of the date hereof:

          (a) No Default or Event of Default has occurred and is continuing;

          (b) All representations and warranties of each Loan Party set forth in the Loan Documents (including the provisions incorporated therein by the effectiveness hereof) are true and correct in all material respects except to the extent that any representation or warranty expressly relates to an earlier date (in which case such representation or warranty shall be correct as of such earlier date); and

          (c) The execution and delivery of this Amendment and the effectiveness of the provisions hereof will not violate or result in a default under any indenture, or any material agreement or other material instrument binding upon the Parent, CCI, the Borrower or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Parent, CCI, the Borrower or any of their Subsidiaries, and will not result in the creation or imposition of any Lien on any asset of the Parent, CCI, the Borrower or any of the other Restricted Subsidiaries.

          5. FURTHER ASSURANCES. The Parent, CCI and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request, to ensure that each Guarantee, Lien or other Security Document provided by the Loan Parties remains in effect to the same extent as on the Third Amendment Effective Date.

          6. CONDITIONS PRECEDENT TO EFFECTIVENESS. (a) This Amendment shall become effective (except as to Section 2 hereof) on the date on which each of the following conditions is satisfied (the "THIRD AMENDMENT EFFECTIVE DATE"):

          (i) The Agent shall have received counterparts hereof duly executed and delivered by the Parent, CCI, the Borrower, the Agent and the Required Lenders;

          (ii) The Agent shall have received all amounts due hereunder or under the Credit Agreement and payable on or prior to the Third Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document; and

          (iii) The Loan Parties shall have entered into each amendment, supplement or other modification to each Loan Document that the Administrative Agent shall determine to be necessary or advisable in connection herewith.

          (b) Section 2 of this Amendment shall become effective on the Exchange Offer Effective Date.

          7. EXPENSES. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

          8. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


          IN WITNESS WHEREOF, the Parent, CCI, the Borrower, the Agent and the undersigned Required Lenders have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

                                            CORECOMM LIMITED

                                            by: /s/ Michael Peterson
                                               -------------------------
                                                Name:  Michael Peterson
                                                Title: Executive Vice President


                                            CORECOMM HOLDCO, INC.

                                            by: /s/ Michael Peterson
                                               -------------------------
                                                Name:  Michael Peterson
                                                Title: Executive Vice President


                                            CORECOMM COMMUNICATIONS, INC.

                                            by: /s/ Michael Peterson
                                               -------------------------
                                                Name:  Michael Peterson
                                                Title: Executive Vice President


                                            JPMORGAN CHASE BANK,
                                            individually and as Agent

                                            by: /s/ Elizabeth H. Eisen
                                               ---------------------------
                                                Name:  Elizabeth H. Eisen
                                                Title: Managing Director


                                            AMERICA ONLINE, INC.,

                                            by:
                                               ---------------------------
                                                Name:
                                                Title:

                                            GOLDMAN SACHS CREDIT PARTNERS L.P.,

                                            by:
                                               ---------------------------
                                                Name:
                                                Title:

                                            MORGAN STANLEY SENIOR FUNDING, INC.,

                                            by:
                                               ---------------------------
                                                Name:
                                                Title: